                                                                 Exhibit 10.22


                                 NO. 2000-47334

JACK W. MONCRIEF, M.D., JANA DAVIS              )      IN THE DISTRICT COURT OF
WELLS, TOM M. DAVIS, III, TOM M.                )      HARRIS COUNTY,  TEXAS
DAVIS, JR., JAN DAVIS, WILLA                    )      113th JUDICIAL DISTRICT
WASHINGTON, and GARDNER LANDRY,                 )
individually and as Trustee of the VETA         )
ELIZABETH LANDRY KUFFNER                        )
TRUST,                                          )
                                                )
                           PLAINTIFFS,          )
                                                )
vs.                                             )
                                                )
E-MEDSOFT.COM and VIDIMEDIX                     )
ACQUISITION CORPORATION,                        )
jointly and severally,                          )
                                                )
                           DEFENDANTS.          )


                              AMENDED AND RESTATED
                       COMPROMISE AND SETTLEMENT AGREEMENT
                       -----------------------------------


         This Amended and Restated Compromise and Settlement Agreement ("Restated Settlement Agreement") is made and entered into effective as of October __, 2001 in connection with the Compromise and Settlement Agreement ("Settlement Agreement") made and entered into effective as of November 1, 2000, by and between JACK W. MONCRIEF ("Moncrief"), as well as the non-settling Plaintiffs, on the one hand, and Defendants E-MEDSOFT.COM d/b/a MED DIVERSIFIED, a corporation organized and existing under the laws of the State of Nevada ("e-MedSoft"), and VIDIMEDIX CORPORATION, a corporation organized under the laws of the State of Nevada ("VidiMedix"), formerly known as VidiMedix Acquisition Corporation, on the other hand.

                              W I T N E S S E T H:

         WHEREAS, e-MedSoft, VidiMedix Acquisition Corporation and VidiMedix Corporation, a corporation organized and existing under the laws of the State of Texas ("Company") entered into an Agreement and Plan of Merger and Reorganization dated as of June 6, 2000, and as subsequently amended by the First Amendment to the Agreement and Plan of Merger and Reorganization dated as of June14, 2000 (hereafter collectively referred to as the "Merger Agreement"). The Merger Agreement contemplated that the Company would be merged into VidiMedix and that the then present shareholders of Company (including Plaintiffs) would receive as consideration for the merger certain shares of e-MedSoft in exchange for their Company shares. The number of shares to be received was to be calculated under the "Earn-Out" provisions as set out in
Section 2.2 of the Merger Agreement; and

         WHEREAS, Plaintiffs in this cause of action claimed that e-MedSoft and VidiMedix took certain actions after the consummation of the merger on June 16, 2000 that would deny the Plaintiffs a fair opportunity to receive the benefit of the "Earn-Out" provisions under Section 2.2 of the Merger Agreement; and

         WHEREAS, on or about September 15, 2000, Plaintiffs in the above-entitled and numbered case brought suit against e-MedSoft and VidiMedix in Case No. 2000-47334 in the District Court of Harris County, Texas, 113th Judicial District (hereinafter the "Lawsuit"); and

         WHEREAS, Plaintiffs and Defendants entered into the Compromise and Settlement Agreement (the "Settlement Agreement"); and

         WHEREAS, Willa Washington, Gardner Landry and the Veta Elizabeth Landry Kuffner Trust were not joined as plaintiffs but joined for purposes of the Settlement Agreement and the First Amendment to the Settlement Agreement as Plaintiffs; and


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         WHEREAS, Plaintiffs and Defendants entered into the First Amendment to
Compromise and Settlement Agreement ("Amendment") that amended the Settlement Agreement effective February 20, 2001; and

         WHEREAS, on April 30, 2001, Plaintiffs claim that Defendants defaulted under the Settlement Agreement as amended by the Amendment; and

         WHEREAS, Defendants e-MedSoft.com and VidiMedix Acquisition Corporation repudiated the Settlement Agreement by filing a Notice of Repudiation in the Lawsuit; and

         WHEREAS, Defendants filed a lawsuit against Plaintiffs and others in California styled E-MEDSOFT.COM V. MONCRIEF, ET AL., in the Los Angeles Superior Court under Case No. BC249782 ("California Lawsuit"); and

         WHEREAS, the parties hereto wish to settle and resolve the Lawsuit and the California Lawsuit; and

         WHEREAS, without any party admitting any liability of any kind to the other party, it is the desire of Moncrief and Defendants to fully compromise and settle their disputes arising under Section 2.2 of the Merger Agreement, to buy peace and avoid further costs of litigation and the uncertainty of litigation; and

         WHEREAS, it is expressly understood and agreed by and between the parties hereto that the execution of this Restated Settlement Agreement, and any and all acts taken pursuant to or in connection herewith, are intended to be and are made solely for the purpose of compromising and settling all disputes arising with respect to Section 2.2 of the Merger Agreement and the resulting Lawsuit and the California Lawsuit, and that any action taken pursuant to this Restated Settlement Agreement is not to be construed or considered as an admission of liability or fault on the part of any party.

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                               A G R E E M E N T:

     NOW, THEREFORE, Moncrief and Defendants, in consideration of the premises and mutual promises, benefits, obligations and covenants set forth in the Restated Settlement Agreement, and the exchange of valuable consideration as below stated, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each agree and represent as follows:

         1. PAYMENT. Within five (5) business days from the effective date of this Restated Settlement Agreement, Defendants shall (i) deliver to Moncrief the Settlement Earn-Out Shares (as defined below) as earn-out shares due from e-MedSoft to Moncrief as a preferred and common stockholder of the Company pursuant to the obligations of e-MedSoft as set forth in Section 2.2 of the Merger Agreement and without the receipt by e-MedSoft of any additional consideration for delivery of such shares, and (ii) deliver to Moncrief and his attorneys $1,202,644.00 U.S. Dollars (hereinafter sometimes "Cash Payment"). The Settlement Earn-Out Shares shall be subject to sale pursuant to Rule 144 ("Rule 144" promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), subject only to the restrictions and limitations set forth in Sections (e)(2) and (f) of Rule 144 and Moncrief's compliance with Section (h) of Rule 144 and the restrictions set forth in Section 3 of this Restated Settlement Agreement. The cash payment shall be allocated and delivered to Moncrief and his attorneys in the proportions shown on Schedule 1. Upon request by Moncrief the Settlement Earn-Out Shares shall be delivered to a brokerage account designated by Moncrief and if the Settlement Earn-Out Shares are to be held in "street name, " and until June 16, 2002, such "street name" shares shall be subject to receipt by e-MedSoft of written assurances and indemnities from the broker reasonably acceptable to counsel to e-MedSoft

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that such shares will only be sold in compliance with Rule 144. Upon request by
Moncrief the Settlement Earn-Out Shares shall be delivered in multiple certificates in such denominations as requested. By acceptance of the Settlement Earn-Out Shares, Moncrief agrees that such shares will only be sold or transferred in compliance with Rule 144 or another exemption from the registration requirements of Section 5 of the 1933 Act.

         The term "Settlement Earn-Out Shares" means nine hundred thousand (900,000) shares of e-MedSoft common stock.

         If, prior to the delivery of the Settlement Earn-Out Shares, there shall occur a record date on which the outstanding shares of e-MedSoft common stock shall be changed into or exchanged for a different number or kind of shares or securities or other consideration through merger, consolidation, transfer of substantially all its assets, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in e-MedSoft's capitalization, then the number and type of shares issuable as Settlement Earn-Out Shares shall be appropriately adjusted so that the Moncrief receive the stock or other securities or property which Moncrief would have been entitled to receive if Moncrief had received the Settlement Earn Out Shares immediately prior to the occurrence of such event or transaction.

         If e-MedSoft is merged into or consolidated with another corporation under circumstances where e-MedSoft is not the surviving corporation, or if e-MedSoft is liquidated, or engages in any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, sale or other disposition of substantially all its assets to another corporation prior to the delivery of the Settlement Earn-Out Shares (or with respect to which there is a record date for such a transaction prior to the delivery of the Settlement Earn-Out Shares) after the effective date of such merger, consolidation, liquidation or other transaction, as the case may be, Moncrief

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shall be entitled to receive, in lieu of common stock of e-MedSoft, shares of such stock or other securities as the holders of common stock of e-MedSoft received, if any, pursuant to the terms of the merger, consolidation or other such transaction.

         As to the Settlement Earn-Out Shares, Defendants hereby warrant and represent that:

         (1) Moncrief shall not be deemed to be an affiliate of e-MedSoft.

         (2) e-MedSoft is, and will continue to be and remain at all times, current in its filings of all reports and other information required to be filed by it with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 ("Exchange Act") and Section (c)(1) of Rule 144 until June 16, 2002.

         (3) The date of consummation of the merger under the Merger Agreement was June 16, 2000 and that the Settlement Earn-Out Shares are delivered to Moncrief as earn-out shares due from e-MedSoft to Moncrief as a preferred and common stockholder of the Company pursuant to the obligations of e-MedSoft as set forth in Section 2.2 of the Merger Agreement and without the receipt by e-MedSoft of any additional consideration for delivery of such shares, therefore the Acquisition Date of the Settlement Earn-Out Shares by Moncrief is the date of consummation of the Merger Agreement.

         (4) The Settlement Earn-Out Shares may be sold immediately by Moncrief subject to the limitations or restrictions set forth in Sections (e)(2) and (f) of Rule 144 and Moncrief's compliance with Section (h) of Rule 144 and the restrictions set forth in Section 3 of this Restated Settlement Agreement.

         Defendants shall deliver to Moncrief at the time of delivery to him of the Settlement Earn-Out Shares an opinion from counsel to Defendant that the Settlement Earn-Out Shares can be sold as of the date of the opinion letter pursuant to Rule 144, subject only to the restrictions

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and limitations set forth in Sections (e)(2) and (f) of Rule 144 and Moncrief's compliance with Section (h) of Rule 144 and e-MedSoft's continuing compliance with Section (c) of Rule 144 and the restrictions set forth in Section 3 of this Restated Settlement Agreement. In addition, e-MedSoft agrees that subject to Moncrief and his broker's or agents providing all documents customarily required to be delivered to a transfer agent, demonstrating compliance with Rule 144 in connection with a Rule 144 sale, e-MedSoft shall cause its counsel to issue any opinion letter required by the transfer agent of e-MedSoft. in connection with any such sale by Moncrief of any of the Settlement Earn-Out Shares, within five
(5) days of request and receipt of the necessary documents. Further, e-MedSoft agrees that it will take any action necessary to facilitate Moncrief's post-closing sales of all Settlement Earn-Out Shares subject only to the restrictions as to number of shares set out herein.

         2. REGISTRATION OF SHARES. If at any time subsequent to delivery of the Settlement Earn-Out Shares to Moncrief and prior to June 16, 2002, Defendant e-MedSoft shall file a Form S-1 Registration Statement (or Form SB-1) under the 1933 Act with respect to any public offering of its securities, it shall give at least twenty-one (21) days' written notice of such intention to Moncrief and on written request of Moncrief e-MedSoft will include in such registration all or any part of the Settlement Earn-Out Shares then remaining unsold as shall be requested by Moncrief. The Settlement Earn-Out Shares so registered shall be freely transferable without restriction or limitation of any kind. The cost and expense of the registration of such Settlement Earn-Out Shares shall be paid by Defendant e-MedSoft.

         Further, e-MedSoft will, at its expense, after such registration statement is declared effective and until the earlier of June 16, 2002 and the date one year after the date the registration statement with respect to such registration the Settlement Earn-Out Shares is declared effective:

         (a) keep such registration statement and any qualification or compliance under state securities laws effective;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement, qualification and/or compliance and any prospectus used in connection therewith as may be necessary to keep the registration statement, qualification and/or compliance effective and to comply with the provisions of the 1933 Act or any other laws with respect to the disposition of the registered Settlement Earn-Out Shares covered by the registration statement, qualification and compliance;

         (c) deliver to Moncrief as soon as practicable after the effective date of such registration statement and from time to time thereafter as many copies of the prospectus required to be delivered in connection with the sale of Settlement Earn-Out Shares registered under such registration statement as Moncrief may reasonably request. At any time that e-MedSoft becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing, e-MedSoft shall amend or supplement such prospectus and shall prepare and furnish to Moncrief copies of such amended or supplemented prospectus as shall be necessary in order that such prospectus shall not contain any untrue statement or omit to state a material fact required to make the statement contained therein not misleading; and

         (d) file such post-effective amendments and supplements thereto as shall be necessary so that neither the registration statement relating to the shares nor any related prospectus shall contain any material misstatement or omission relative to e-MedSoft or any of its assets or its business or affairs and so that such registration statement and prospectus will otherwise comply with all applicable legal requirements.

         3. RESTRICTION ON SALE OF E-MEDSOFT SHARES. Provided that Defendants comply in all respects with the provisions of this Restated Settlement Agreement Moncrief agrees to limit his sales of Settlement Earn-Out Shares received under Paragraph 1 on any given day to that number of shares equal to the difference between (a) a product determined by multiplying (x) the number of trading days that have elapsed since the delivery of the Settlement Earn-Out Shares in accordance with Paragraph 1 by (y) the Daily Limit for each such trading day, minus (b) the number of Settlement Earn-Out Shares received under Paragraph 1 that have been sold by Moncrief since such receipt.

         The term "Daily Limit" means 32,000 shares for each trading day commencing after the date of delivery of the Settlement Earn-Out Shares to Moncrief under this Restated Settlement Agreement.

         Notwithstanding any provision of this Restated Settlement Agreement to the contrary, under no circumstances may Moncrief sell more than 100,000 shares in any twenty-four (24) hour period.

         It is specifically understood that Moncrief is bound fully by all provisions of this Restated Settlement Agreement (including these trading restrictions) In the event Moncrief exceeds the cumulative percentage of the Daily Limit, his proceeds from the sale to the extent that it violates the Daily Limit will be subject to forfeiture to e-MedSoft as liquidated damages under this Restated Settlement Agreement.

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         4. CLAW BACK RIGHTS AND OTHER CONSIDERATION.

         (a) CLAW BACK RIGHTS. After all of the Settlement Earn-Out Shares received by Moncrief have been sold by Moncrief, if he has netted less than $2,622,665.00 from the sale of such Settlement Earn-Out Shares in the public capital market, Defendant shall pay to Moncrief in cash a sum equal to the difference between the actual sum received by him from the sale of the Settlement Earn-Out Shares and $2,622,665.00. Net receipts of each person shall exclude all brokers' fees and costs of sale and Moncrief shall provide a full accounting to e-MedSoft the sales of such shares into the public capital market. This provision shall be null and void if Moncrief sells any of his shares privately or in other transactions or sales not utilizing the public capital markets. The payment to Moncrief shall be made within ten (10) business days after he provides the accounting of his net proceeds from such sales.

         (b) INDEMNITY. As additional consideration for this Restated Settlement Agreement, Defendants agree (a) to indemnify and hold harmless Moncrief and his attorneys from and against any and all liability pertaining to or relating in any way to the matters raised in this Lawsuit or the California Lawsuit and from any claim or liability arising from or through any claim of the original defendants in the California Lawsuit, (b) to indemnify and hold harmless Moncrief from any and all liability pertaining to or relating to any debt or obligation of Defendants or VidiMedix Corporation arising through guarantees or otherwise, including, but not limited to, any debts, obligations or leases on any equipment, furniture or fixtures connected with or executed by VidiMedix Corporation prior to and after the date of the merger and the note payable to Mid-South Telecommunications Company, and (c) to pay all attorneys' fees and costs incurred by any Plaintiff in defending any liability described in subparagraphs (a) or (b).

         (c) ATTORNEYS' FEES AND COSTS IN CALIFORNIA LAWSUIT. As additional consideration, within ten (10) days from delivery of copies of the bills, the Defendants shall reimburse to

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Moncrief and Moncrief designated defendants in the California Lawsuit dismissed from the lawsuit by e-MedSoft (the "California Defendants") in cash the lesser of (i) the attorneys' fees billed and/or paid by Moncrief and the California Defendants in the defense of the California Lawsuit or (ii) $200,000.00. Within thirty (30) days of the date hereof, Moncrief shall provide to Defendants a copy of bills for his attorney's fees received and/or paid in the California Lawsuit. The cost of the mediation in Dallas paid by Moncrief shall be deemed costs of the California Lawsuit.

         (d) [Intentionally omitted.]

         (e) Further, as additional consideration for this Restated Settlement Agreement, Defendants shall immediately dismiss Moncrief with prejudice from the California Lawsuit, and the releases provided to Defendants shall release all claims made or that could have been made in either this Lawsuit or the California Lawsuit. THE PARTIES HAVE BEEN INFORMED BY THEIR RESPECTIVE ATTORNEYS AND ADVISORS ABOUT CALIFORNIA CIVIL CODE SECTION 1542, AND THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH AND HEREBY EXPRESSLY WAIVE THE PROVISIONS OF THIS SECTION, AND ANY SIMILAR STATUTE, CODE, LAW OR REGULATION OF ANY STATE IN THE UNITED STATES TO THE FULLEST EXTENT THAT THEY MAY WAIVE SUCH RIGHTS AND BENEFITS. SECTION 1542 OF THE CALIFORNIA CIVIL CODE PROVIDES:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         (f) Defendants shall issue such opinion letters to clear any transfer of other shares of e-MedSoft.com owned by Moncrief as a result of receiving stock for his noteholder claims in

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connection with the Merger. Defendants warrant and represent they will take any action necessary to facilitate Moncrief's sale of such stock.

         5. MOST FAVORED SETTLEMENT CLAUSE. As further consideration, Defendants represent and warrant that Defendants have not paid, directly or indirectly, any greater sums to settle any claim on the "Earn-Out" Shares under Section 2.2 of the Merger Agreement on a per share basis (being the pro rata shares of the Company owned at the time of the merger) than is being paid to Moncrief hereunder. In the event any greater consideration per share is paid any other person or entity as a shareholder of the Company for sums due under the Merger Agreement, Defendants shall immediately pay to Moncrief an amount equal to the difference of the per share consideration paid hereunder and such greater sum per share paid to any parties not signators to this Restated Settlement Agreement.

         6. RELEASE AND DISCHARGE OF DEFENDANTS. Moncrief agrees that (i) upon receipt of the Settlement-Earn Out Shares and (ii) upon receipt and in consideration of the Cash Payment and all the other consideration set out herein and with no other conditions precedent that he will release, acquit and forever discharge, the Defendants, their parent companies and affiliated companies, and their respective officers, directors, owners, employees, representatives, insurers and agents (including, but not limited to, Rex J. Beaber and his employees), from any and all past, present or future claims, demands and causes of action, of whatsoever nature or character, that have accrued or may accrue, which arise out of or relate to the transactions or occurrences under the Merger Agreement, as such transactions and occurrences relate solely to the claims and rights of former holders of shares of common and/or preferred stock of the Company, or any claims or causes of action asserted in the Lawsuit referred to in this Settlement Agreement. The release signed by Moncrief shall be in the form attached hereto as Exhibit "A."


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         7. RELEASE AND DISCHARGE OF MONCRIEF. In consideration of the above, each Defendant agrees to release, acquit and forever discharge, Moncrief and his officers, directors, owners, employees, representatives, insurers and agents (including, but not limited to, Wommack Law Firm, P.C. and Davis, Oretsky & Guilfoyle, P.C., and their respective employees), from any and all past, present or future claims, demands and causes of action, of whatsoever nature or character, that have accrued or may accrue, which arise out of or relate to the transactions or occurrences relating to the Merger Agreement, or any claims or causes of action asserted in this Lawsuit or the California Lawsuit. The release signed by each Defendant shall be in the form attached hereto as Exhibit "B."

         8. FINAL ACCORD AND SATISFACTION. This Restated Settlement Agreement and the releases contained herein are intended to be final and binding between the parties hereto and are further to be effective as a full and final accord and satisfaction between the parties hereto, and each party to this Restated Settlement Agreement expressly relies on the finality of this Restated Settlement Agreement as a substantial, material factor inducing that party's execution of this Restated Settlement Agreement.

         9. THE EFFECT OF DISCOVERY OF DIFFERENT OR ADDITIONAL FACTS. The parties hereto acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, or related or associated parties in addition to or different from those which are listed herein and which the parties believe to exist, pertaining to the matters released herein. Nevertheless, it is the intention of the parties hereto, through this Restated Settlement Agreement and the releases herein, to fully, finally, and forever settle and release all such matters, and all claims and parties related thereto, which do now exist, may exist in the future or heretofore have existed. In


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furtherance of such intention, the releases herein given shall be and remain in effect as a full and complete release of such matters and parties, notwithstanding, the discovery or existence of any such additional or different claims or facts or parties related thereto by the parties hereto. In entering into these releases, the parties hereto are not relying upon any statement, representation, inducement or promise of any other parties, except as expressly stated in this Restated Settlement Agreement. It is the intent of the parties to this Restated Settlement Agreement to release each other from claims or causes of action arising from facts that were willfully, wrongfully, or tortuously concealed from the aggrieved parties except as to any statement, representation and warranty stated in this Restated Settlement Agreement.

         10. AUTHORITY AND AUTHORIZATION OF AGREEMENT. Each party has all necessary power and authority to execute and deliver this Restated Settlement Agreement and the other closing documents to which it is a party, to consummate the transactions contemplated by this Restated Settlement Agreement, and to perform all the terms and conditions of this Restated Settlement Agreement and any closing documents to be performed by him or it. No other proceedings on the part of such party are necessary to authorize this Restated Settlement Agreement or to consummate such transactions. This Restated Settlement Agreement, and the other documents, certificates, and instruments delivered by such party hereunder, have been duly executed and delivered by such party and constitute the legal, valid, and binding obligations of such party, enforceable against him or it in accordance with their terms.

         11. CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery by such party of this Restated Settlement Agreement and the other closing documents to which he or it is a party do not, and the consummation by such party of the transactions contemplated hereby and compliance by such party with the provisions hereof will not, conflict with, or result in any

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violation of, or default (with or without notice or lapse of time, or both)
under, or give rise to a right of termination, cancellation or acceleration of any obligations or the loss of a benefit under or result in the creation of any lien upon or right of first refusal with respect to any of the properties or assets of such party under, (i) any provision of the articles of incorporation or bylaws of such party; and (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise or license applicable to such party.

         12. DISMISSAL. Moncrief does hereby expressly agree that he shall immediately dismiss without prejudice the Lawsuit and deliver to the Defendants the executed Releases. In the event Defendants fail to deliver the consideration set forth herein, the terms of this Restated Settlement Agreement shall control Moncrief's rights vis a vis the Defendants.

         13. FURTHER ASSURANCES. Each party shall do and perform or cause to be done or performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other parties may reasonably request in order to carry out the intent and purpose of this Restated Settlement Agreement and the consummation and closing of the transaction contemplated hereby.

         14. DEFAULT BY DEFENDANTS. The parties agree that time is of the essence in the closing and performance of this Restated Settlement Agreement and that any breach of this Restated Settlement Agreement by Defendants or a failure by Defendants to timely deliver the Cash Payment, the Settlement Earn-Out Shares or the Claw Back Rights and other consideration set out in Section 4 of this Restated Settlement Agreement on the dates stated in Sections 1 and 4 of this Restated Settlement Agreement shall constitute a significant financial injury to Moncrief. Accordingly, as security for the Defendants' timely closing of this transaction and performance hereunder, the parties agree as follows: (1) In the event of a failure by Defendants to deliver the Settlement Earn-Out Shares and related legal opinion to Moncrief and the Cash Payment on the dates and in the form as set out in
Section 1 of this Restated Settlement Agreement, Moncrief shall be entitled to either of the following at Moncrief's sole election, (a) entry of a Final Judgment in this Lawsuit against the Defendants, jointly and severally, for any damages caused by Defendants' breach of this Restated Settlement Agreement for which execution could immediately issue under applicable law; or (b) entry of a Final Judgment in this Lawsuit against Defendants, jointly and severally, for any damages caused by Defendants' breach of the Settlement Agreement, as amended by the Amendment (rather than the damages under this Restated Settlement Agreement); (2) In the event Defendants deliver the Settlement-Earn Out Shares and related legal opinion to Moncrief and the Cash Payment as required by
Section 1 of this Restated Settlement Agreement, Moncrief and Defendants agree to the immediate entry of a Final Judgment in the Lawsuit against Defendants for breach of contract, jointly and severally, in the amount of $4.5 million ("Judgment") in the form attached hereto as Exhibit "C," which shall be executed by Defendants and delivered to Moncrief's counsel at the time of execution of this Restated Settlement Agreement along with an agreed order of severance of Moncrief's claim so that judgment may become final. In the event Defendants deliver to Moncrief all of the consideration stated herein to be paid to Moncrief within ten (10) days of the due date and perform all of Defendants' obligations hereunder, Moncrief will release the Judgment. So long as Defendants pay Moncrief the consideration within ten (10) days of the date it is to be paid hereunder or timely performs Defendants' other obligations hereunder, the Moncrief will not abstract or execute on the Judgment; however, in the event Defendants fail to pay any part of the consideration to Moncrief hereunder, or fail to timely perform any of Defendants' obligations hereunder, Defendants will be in breach of this Restated Settlement Agreement and Moncrief may then take, at his election, any and all action available at law or in equity to enforce the Judgment for the full amount due and owing thereunder, less any payments made on the Judgment. The parties agree that any or all of the foregoing damages are not excessive and do not constitute a penalty. The parties further agree that such amounts are reasonable in relation to the damages to be suffered by Moncrief in the event of such a breach or failure to close this transaction.

         15.      DEFENDANTS' REPRESENTATIONS.

         (a) Each Defendant corporation hereby warrants and represents that this Settlement Agreement has been approved by the Board of Directors of the corporation and all approvals necessary to make this Restated Settlement Agreement a valid and binding agreement have been obtained and that the signature on this Restated Settlement Agreement is authorized to bind the corporation.

         (b) Defendant e-MedSoft.com warrants and represents that the merger between itself and Chartwell Diversified Services, Inc. ("Chartwell") has been completed in accordance with all applicable laws and that Defendant e-MedSoft.com is the surviving company of such merger.

         16. AGREEMENT BINDING ON SUCCESSORS. This Restated Settlement Agreement is binding on the successors of Moncrief and Defendants and they expressly agree this Restated Settlement Agreement shall adhere to the benefit of, and be binding upon, the respective predecessors, assigns, successors, agents, heirs, personal representatives, and legal representatives and all persons, firms or corporations connected therewith forever.

         17. AGREEMENT CONTRACTUAL IN NATURE. Moncrief hereby covenants and expressly agrees that the foregoing promises and agreements are contractual in nature and not mere recitations of fact.

         18. PARAGRAPH CAPTIONS. The paragraph headings are not to be construed to or deemed to limit the meaning of any paragraph.

         19. CHOICE OF LAW AND VENUE. Any action brought regarding this Restated Settlement Agreement shall be brought in a court of competent jurisdiction in Harris County, Texas. This Restated Settlement Agreement is entered into and is performable in Harris County, Texas and it shall be construed and interpreted in accordance with the laws of the State of Texas.

         20. ATTORNEY'S FEES. Each party to this Restated Settlement Agreement shall bear all attorney's fees and costs arising from the action of its own counsel.

         21. MULTIPLE ORIGINALS. This document is executed in multiple originals, any of which, if duly signed and notarized as required, is a valid original.

         22. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the undersigned have caused this Restated Settlement Agreement to be executed on this ____ day of __________________, 2001.

                                   /s/ Jack W. Moncrief, M.D.
                                   ------------------------------------------
                                   JACK W. MONCRIEF, M.D.


                                   DEFENDANTS:

                                   E-MEDSOFT.COM,
                                   By:  /s/   Frank P. Magliochetti, Jr.

                                   ------------------------------------------
                                   Name:  Frank P. Magliochetti, Jr.
                                   Title:  President

                                   VIDIMEDIX ACQUISITION CORPORATION,
                                   By:  /s/  Frank P. Magliochetti, Jr.

                                   ------------------------------------------
                                   Name:  Frank P. Magliochetti, Jr.
                                   Title:  President



THE STATE OF TEXAS

COUNTY OF ______________

         Before me, _________________________, a Notary Public, personally appeared on this date, JACK W. MONCRIEF, M.D., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the foregoing Amended and Restated Compromise and Settlement Agreement of his own free will and accord, for the purposes and consideration therein expressed.

         GIVEN under my hand and seal of office this ___ day of ___________, A.D., 2001.

                                   ------------------------------------------
                                   NOTARY PUBLIC IN AND FOR TEXAS

THE STATE OF ____________

COUNTY OF ______________

         Before me, _________________________, a Notary Public, personally appeared on this date, _______________________, who is President of e-MedSoft.com, a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the foregoing Amended and Restated Compromise and Settlement Agreement of his own free will and accord, for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN under my hand and seal of office this ___ day of ___________, A.D., 2001.

                                   ------------------------------------------
                                   NOTARY PUBLIC IN AND FOR _____________










THE STATE OF ____________ss.
                                          ss.
COUNTY OF ______________ ss.

         Before me, _________________________, a Notary Public, personally appeared on this date, ______________________, who is President of VidiMedix Acquisition Corporation, a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the foregoing Amended and Restated Compromise and Settlement Agreement of his own free will and accord, for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN under my hand and seal of office this ___ day of ___________, A.D., 2001.

                                   ------------------------------------------
                                   NOTARY PUBLIC IN AND FOR _____________

APPROVED:

/s/ Steven Goldberg
-----------------------------------
STEVEN GOLDBERG
Manatt, Phelps & Phillips, LLP
Counsel for e-MedSoft.com
and VidiMedix Acquisition Corporation


/s/ George T. Wommack
-----------------------------------
GEORGE T. WOMMACK, JR.
Wommack Law Firm, P.C.
Counsel for Moncrief

/s/ David M. Redford
-----------------------------------
DAVID M. REDFORD
Davis, Oretsky & Guilfoyle, P.C.
Counsel for Moncrief





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